STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of July ___, 2015 (the “Effective Date”) by and among JANIS M. TILFORD (the “Shareholder”), the sole shareholder of the Company, TILFORD, INC., a South Carolina corporation (the “Company”) and TNH ACQUISITION, LLC, a Georgia limited liability company (“Purchaser”).

WITNESSETH:

WHEREAS, the Shareholder owns the number of shares of common stock of the Company set forth opposite her name on Exhibit “A” which shares in the aggregate represent one hundred percent (100%) of the issued and outstanding capital stock of the Company (the “Stock”); and

WHEREAS, the Company owns certain land, buildings, improvements, furniture, fixtures and equipment comprising a skilled nursing facility located at 117 Bellefield Road, Ridgeway, South Carolina 29130 consisting of two buildings containing 68 licensed beds and 44 licensed beds, and certain property on the other side of Bellefield Road comprising a spray  field for treated wastewater  (the “Facility”); and

WHEREAS, the Company owns various equipment, inventories and other assets related to the operation of the Facility; and

WHEREAS, the Facility is leased to Fairfield Home, LLC, a South Carolina limited liability company (“Tenant”) pursuant to a certain oral month to month lease agreement (the “Lease”); and

WHEREAS, Shareholder desires to sell her entire right, title and interest in and to the Stock to Purchaser, and Purchaser desires to purchase Shareholder’s entire right, title and interest in and to the Stock from Shareholder, subject to and upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

HNZW/513844_8doc/4232-17

ARTICLE 1
DEFINITIONS

1.1

Capitalized Terms.  Capitalized terms used in this Agreement shall have the meanings set forth below or in the section of this Agreement referred to below.  Such terms, as so defined, shall include in the singular, the plural, and in the plural, the singular.

“Agreement”  shall mean this Stock Purchase Agreement, together with all Schedules and Exhibits attached hereto, as it and they may be amended from time to time as herein provided.

“Business Day”  shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in the State of South Carolina are authorized by law or executive action to close.

“Closing”  shall mean the closing of the transaction contemplated by this Agreement.

“Closing Date”  shall mean the first day of the month following the month in which Purchaser (or its designated operator) obtains all required licenses from the State of South Carolina to operate the Facility but no later than September 30, 2015, or if extended by Purchaser pursuant to Section 2.2 hereof, no later than October 31, 2015.

“Contracts”  shall mean all of the Company’s service contracts, equipment leases, booking agreements, warranties and guaranties, and other arrangements or agreements which relate exclusively to the ownership, repair, maintenance, management, leasing or operation of the Facility.

“Deposit”  shall mean the amount of Fifty Thousand and 00/100s Dollars ($50,000.00) deposited by Purchaser with Escrow Agent simultaneously with the entering hereof, and, if the Closing Date is extended until October 31, 2015 by the Purchaser pursuant to Section 2.2 hereof an additional of Fifty Thousand and 00/100s Dollars ($50,000.00) such that, in such event the Deposit shall mean One Hundred Thousand and No/100ths Dollars ($100,000.00) .

 “Escrow Agent”  shall mean Hughes White Kralicek, P.C. as agent for the Title Company.

“Environmental Law”  shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, including the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Sections 466 et seq.), the Safe Drinking Water Act Sections 1401 (14 U.S.C. Section 1450), the Hazardous Materials Transportation Act (79 U.S.C. Sections 1801 et seq.), the Toxic Substances Control Act (15 U.S.C. Sections 2601-2629) and any other federal, state, or local law, regulation, or ordinance regarding environmental conditions or hazards.

HNZW/513844_8.doc/4232-17

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“FF&E”  shall mean, collectively, all appliances, machinery, devices, fixtures, equipment (including, without limitation, all kitchen equipment), furniture, furnishings, partitions, signs or trade fixtures or other tangible personal property owned by the Company and located at the Facility.

 “Hazardous Substance”  shall mean any chemical, substance, material, object, condition, or waste harmful to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, infectiousness, or other harmful or potentially harmful properties or effects, including, without limitation, petroleum or petroleum products, and all of those chemicals, substances, materials, objects, conditions, wastes, or combinations of them which are now or become listed, defined or regulated in any manner by any Environmental Law.

“Improvements”  shall mean, collectively, all buildings and other structures and improvements situated on, affixed or appurtenant to the Land on which the Facility is located.

“Inspection Period”  shall mean the period beginning on the Effective Date and expiring at 5:00 p.m. eastern time on the thirtieth (30th) day after the Effective Date.

 “Land”  shall mean the parcel or parcels of land described on Exhibit “B” attached hereto on which the Facility is located, together with all appurtenances thereto.  The Land shall include sufficient real property located across Bellefield Road from the real property upon which the Improvements are located, to comprise and constitute an adequate spray field (the “Spray Field”) for wastewater generated from use and occupancy of the Facility and its Improvements. Shareholder shall at her expense have a survey prepared separating the Spray Field from the balance of the real property (and improvements thereto, if any, collectively the “Balance”) and convey the said Balance to the Shareholder or a third party prior to Closing.  The Balance is not and shall not be a part of the Facility and will not be owned by the Company at Closing.

“Purchase Price”  shall mean Three Million and 00/100s Dollars ($3,000,000.00).

 “Real Property”  shall mean, collectively, the Land and the Improvements related to the Facility.

“Seller shall mean the Shareholder.

“Tax Code”  shall mean the Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as from time to time amended.

“Title Company”  shall mean Chicago Title Insurance Company or such other reputable national title insurance company as may be selected by Purchaser.

HNZW/513844_8.doc/4232-17

ARTICLE 2
PURCHASE AND SALE; CLOSING

2.1

Purchase and Sale.  In consideration of the payment of the Purchase Price by Purchaser to Shareholder and for other good and valuable consideration, Shareholder hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Shareholder, all of Shareholder’s right, title and interest in and to the Stock for the Purchase Price, subject to and in accordance with the terms and conditions of this Agreement.

2.2

Closing.  If the closing conditions in Article 4 and Article 5 are satisfied, the purchase and sale of the Stock shall be consummated on the Closing Date by the release of the documents and funds held in escrow by the Escrow Agent.  Purchaser shall have the right at any time prior to September 30, 2015, to extend the Closing Date to October 31, 2015 upon written notice to Shareholder and simultaneous deposit of an additional $50,000.00 with Escrow Agent (which, together with the initial deposit of $50,000.00 shall then comprise the Deposit as herein defined)..

2.3

Purchase Price.   The aggregate purchase price to be paid for the Stock shall be the Purchase Price.  The Purchase Price shall be paid as follows:

(a)

Deposit.  Within three (3) Business Days following the Effective Date, Purchaser shall deposit the Initial Deposit of $50,000.00 with the Escrow Agent by wire transfer of immediately available funds.

(b)

Cash Consideration.  The sum of Three Million and 00/100s Dollars ($3,000,000.00) (including the Deposit), subject to adjustment as provided in Article 9, shall be deposited into escrow with the Escrow Agent by wire transfer of immediately available funds and released to Shareholder at the Closing.

2.4

Duties of Escrow Agent.

(a)

Holding of Deposit.  The Escrow Agent shall hold the Deposit in a non-interest bearing account and shall pay the Deposit to the party entitled thereto in accordance with the terms of this Agreement.

(b)

IRS Stock Sales Reporting.  The Escrow Agent shall act as “the person responsible for closing” the transactions contemplated hereby pursuant to Section 6045(e) of the Tax Code, and the Escrow Agent shall prepare and file all informational returns, including IRS Form 1099-B, and shall otherwise comply with the provisions of said Section 6045(e).

(c)

Escrow Agreement.  Simultaneously with the execution and delivery of this Agreement, Seller, Purchaser and Escrow Agent shall execute and deliver an escrow agreement in the form attached hereto as Exhibit “C”.

(d)

(d)

CPL.  Prior to execution and delivery of the Escrow Agreement Escrow Agent shall deliver to Shareholder and Purchaser a Closing Protection Letter issued by the Title Company, addressed to the Shareholder and Purchaser and assuring each of them of performance of the duties of the Escrow Agent, by Escrow Agent.

HNZW/513844_8.doc/4232-17

ARTICLE 3
DILIGENCE

3.1

Inspections and Other Diligence Activities.

(a)

Property Inspections.  During the Inspection Period and thereafter until the Closing or the earlier termination of this Agreement, the Company shall permit Purchaser and its representatives to conduct non-invasive physical inspections of the Real Property and the Facility; provided, however, Purchaser shall not be permitted to perform any environmental investigations or invasive testing which are beyond the scope of typical so-called “Phase I” investigation without the Company’s prior written consent, which consent shall not be unreasonably withheld or delayed.   Except for the administrator of the Facility (whom Purchaser may contact), Purchaser shall not contact any employees or any residents of the Facility without the Company’s prior written consent.  All such inspections shall be performed in a manner consistent with this Agreement and so as to minimize any interference or disruptions to the residents or the operations of the Facility.  Purchaser shall notify the Company at least one (1) Business Day prior to making any such inspections.  For purposes of the preceding sentence only, notice may be given by e-mail to Janis M. Tilford at jmpbt@bellsouth.net with a copy to Austin Sheheen at ASheheen@shgcpa.com.

(b)

Diligence Materials.  From and after the Effective Date until the Closing or the earlier termination of this Agreement, Shareholder shall deliver to Purchaser for Purchaser’s review true, correct and complete copies of any materials pertaining to the Real Property, the Facility and/or the Company that are reasonably requested by Purchaser to the extent such materials are within Shareholder’s possession or control.

3.2

Termination of Agreement.  Purchaser shall have the right to terminate this Agreement at any time prior to the expiration of the Inspection Period by giving written notice thereof to the Company and Shareholder (with a copy to Escrow Agent), in which event the Escrow Agent shall return the Deposit to Purchaser and neither party shall have any further rights or obligations hereunder; provided, however, in such event Purchaser shall be liable for, and shall pay to Company the costs of repairs, if any necessitated or caused by Purchaser’s inspection of the Real Property and the Facility pursuant to Section 3.1(a).

HNZW/513844_8.doc/4232-17

3.3

Title and Survey.  Within five (5) Business Days following the Effective Date, the Company shall deliver to Purchaser copies of the most recent title policies and surveys of the Real Property that are in the Company’s possession or control (if any).  Purchaser shall have the right to obtain new or updated title commitments and/or surveys for the Real Property and Purchaser shall provide copies of any such updates to the Company within five (5) Business Days after its receipt thereof.  At least ten (10) Business Days prior to the expiration of the Inspection Period, Purchaser shall give the Company notice of any title exceptions or other matters set forth on the Company’s title policies or surveys or any updates thereof as to which Purchaser objects in its sole and absolute discretion.  The Company shall have the right, but not the obligation, to remove, satisfy or otherwise cure any such exception or other matter as to which Purchaser so objects. If the Company is unable or unwilling to take such actions as may be required to cure such objections, the Company shall give Purchaser notice thereof; it being understood and agreed that the failure of the Company to give such notice within three (3) Business Days after its receipt of Purchaser’s notice of objection shall be deemed an election by the Company not to remedy such matters.  If the Company shall be unable or unwilling to remove any title defects to which Purchaser has so objected, Purchaser shall elect either (a) to terminate this Agreement (in whole but not in part) or (b) to proceed to Closing notwithstanding such title defect without any abatement or reduction in the Purchase Price on account thereof.  Purchaser shall make any such election by written notice to the Company given on or prior to the expiration of the Inspection Period; provided, however, if the Company commences to cure a title defect and then elects not to complete such cure, Purchaser shall have the right to terminate this Agreement by written notice to the Company within three (3) Business Days after the Company notifies Purchaser thereof.  The failure of Purchaser to give such notice shall be deemed an election by Purchaser to proceed to Closing in accordance with clause (b) above.

3.4

Confidentiality.  Purchaser shall not disclose or otherwise use any data or other information concerning the Company or the Facility for any purpose other than for evaluating the transaction contemplated hereunder in the course of its due diligence as provided herein, and Purchaser shall keep all such data and information strictly confidential.  Notwithstanding the foregoing, the Company acknowledges that Purchaser may disclose such data and information by furnishing copies thereof to third party consultants in the normal course of Purchaser’s due diligence provided that such consultants agree to be bound by the terms and conditions of this Section 3.4.

3.5

Return of Materials.  If the Closing does not take place as herein contemplated for any reason, Purchaser shall promptly return all materials delivered to it by the Company pursuant to this Agreement.

HNZW/513844_8.doc/4232-17

ARTICLE 4
CONDITIONS TO PURCHASER’S OBLIGATION TO CLOSE

The obligation of Purchaser to acquire the Stock shall be subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

4.1

Closing Documents.  The Company shall have delivered to Escrow Agent and shall have authorized and directed Escrow Agent to record or release to Purchaser (as applicable) the following:

(a)

Stock Transfer Power.  A stock transfer power duly executed by Shareholder conveying the Stock to Purchaser substantially in the form of Exhibit “D”.

(b)

Settlement Statement.  A settlement statement showing the Purchase Price and all adjustment thereto in accordance with the terms and conditions of this Agreement, which settlement statement shall be in a form and substance reasonably satisfactory to Shareholder and Purchaser, duly executed by Shareholder.

(c)

Title Affidavits.  Such usual and customary affidavits as the Title Company may reasonably require, including, without limitation, a so-called owner’s affidavit in such form as will permit the Title Company to issue its title policy without exceptions for parties-in-possession or mechanic’s liens.

(d)

Termination of the  Lease and Management Agreement.  Termination agreements for the Lease and Management Agreement in form and substance acceptable to Purchaser shall be executed and delivered to Purchaser.

(e)

Operations Transfer Agreement.  An operations transfer agreement in form and substance acceptable to Purchaser and/or its designated operator executed on behalf of Tenant.

(f)

Other Conveyance Documents.  Such other conveyance documents and instruments as Purchaser or the Title Company may reasonably require and as are consistent with this Agreement and are customary in like transactions in the State of South Carolina.

4.2

Representations and Warranties.  All representations and warranties of Shareholder and the Company herein shall be true, correct and complete in all material respects on and as of the Closing Date, and Shareholder and the Company shall certify in writing at such Closing that each of such representations and warranties are true, correct and complete in all material respects on and as of the Closing Date.

4.3

Covenants.  Shareholder and the Company shall have performed in all material respects all covenants and obligations required to be performed by the Company and/or Shareholder on or before the Closing Date.

HNZW/513844_8.doc/4232-17

4.4

Condition of the Facility.  The Facility shall, on the Closing Date, be in substantially the same condition as it was on the Effective Date, normal wear and tear excepted; provided, however, if a casualty or condemnation occurs with respect to the Facility, Article 10 shall govern the rights and obligations of the parties hereunder.

4.5

Title Policy.  The Title Company shall be committed, subject only to payment of its usual and customary premium at the Closing, to issue a title policy insuring that fee simple title to the Real Property on which the Facility is located is vested in the Company.

4.6

Accounts Payable.  At or prior to the Closing, the Company shall have paid in full all of the Company’s accounts payable, including, without limitation, (i) principal and interest owed with respect to any debt secured by a mortgage on the Real Property, (ii) real property, personal property and income taxes and (iii) amounts owed under any Contracts.

ARTICLE 5
CONDITIONS TO SHAREHOLDER’S OBLIGATION TO CLOSE

The obligation of Shareholder to convey the Stock to Purchaser is subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

5.1

Purchase Price.  Purchaser shall have delivered the Purchase Price to Escrow Agent and shall have authorized and directed Escrow Agent to pay the same to Shareholder.

5.2

Closing Documents.  Purchaser shall have delivered to Escrow Agent duly executed and acknowledged counterparts of the documents described in Article 4, where applicable, and shall have authorized and directed Escrow Agent to release the same to Purchaser.

5.3

Representations and Warranties.  All representations and warranties of Purchaser herein shall be true, correct and complete in all material respects on and as of the Closing Date, and Purchaser shall certify in writing at the Closing that each of the representations and warranties made by Purchaser herein are true, correct and complete in all material respects on and as of the Closing Date.

5.4

Purchaser’s Covenants.  Purchaser shall have performed in all material respects all covenants and obligations required to be performed by Purchaser on or before the Closing Date.

HNZW/513844_8.doc/4232-17

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER AND COMPANY

6.1

Representations and Warranties. To induce Purchaser to enter into this Agreement, Shareholder and the Company jointly and severally represent and warrant to Purchaser as follows:

(a)

Status and Authority.  The Company is a corporation duly formed, validly existing and in good standing under the laws of its state of formation, and has all requisite power and authority under the laws of such state and its charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby.

(b)

Action.  The Company has taken (or will have taken prior to Closing) all necessary action to authorize the execution, delivery and performance of this Agreement and upon the execution and delivery of this Agreement and/or any document to be delivered by the Company hereunder or thereunder, this Agreement and such documents shall constitute the valid and binding obligations and agreements of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

(c)

No Violations of Agreements.  Neither the execution, delivery or performance of this Agreement by the Company or Shareholder, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Company pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which the Company or Shareholder is bound.

(d)

Litigation.  There are no pending investigations, actions or proceedings which questions the validity of this Agreement or any action taken or to be taken pursuant hereto or thereto.  The Company has not received any written notice regarding any pending or threatened litigation or administrative proceedings which could reasonably be expected to materially adversely affect the Company or the Facility or the Company’s right to enter into this Agreement or to consummate the transactions contemplated by this Agreement.  The Company is not subject to any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental department, agency, board, bureau or instrumentality issued or entered in a proceeding to which the Company or the Facility is or was a party.

(e)

Notices of Violation.  Except as otherwise disclosed to Purchaser in writing, as of the Effective Date, the Company has not received any written notice from any governmental authority claiming that the Company and/or the Facility is in material violation of any applicable law, code, rule, regulation, ordinance, license or permit (including, without limitation, any Environmental Law).

HNZW/513844_8.doc/4232-17

(f)

Hazardous Substances.  The Company has not unlawfully used, generated, transported, treated, constructed, deposited, stored, disposed, placed or located at, on, under or from the Real Property any flammable explosives, radioactive materials, hazardous or toxic substances, materials or wastes, pollutants or contaminants defined, listed or regulated by any applicable local, state or federal environmental laws in material violation of any such environmental laws where such violation could reasonably be expected to have an material adverse effect on the Facility.

(g)

Power and Authority of Shareholder.  Shareholder has the right, power and capacity to execute, deliver and perform this Agreement and the other agreements contemplated herein to which Shareholder is a party (collectively, the “Shareholder Transaction Agreements”) and to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Shareholder and constitutes Shareholder’s legal, valid and binding obligation, enforceable against Shareholder in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting, creditors’ rights generally, and by the exercise of judicial discretion in accordance with equitable principles.

(h)

No Conflict.  The execution and delivery of this Agreement by Shareholder, the consummation of the transactions contemplated herein by Shareholder, and the performance of the covenants and agreements of Shareholder, will not, with or without the giving of notice or the lapse of time, or both, (a) violate, conflict with or result in a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument, trust document, or other agreement, document or instrument to which Shareholder is a party or by which Shareholder or any of her properties may be bound; or (b) violate any provision of any law or any order or any legal requirement, to which Shareholder is a party or by which Shareholder or her properties may be bound.

(i)

Ownership of the Stock.  Shareholder owns, of record and beneficially, good and valid title to the Stock in the amount set forth next to Shareholder’s name on Exhibit “A” and such shares of Stock (a) are validly issued, fully paid and nonassessable, and (b) are free and clear of any liens, with no defects of title whatsoever and constitute one hundred percent (100%) of the issued and outstanding shares of the Company.  Other than the shares of Stock, Shareholder owns no shares of capital stock of the Company or any other equity security of the Company and no right of any kind to have any such equity security issued.  Upon the Closing, Purchaser shall have obtained good and valid title to the Stock free and clear of any liens, and with no defects of title whatsoever.  Shareholder has full and exclusive power, right and authority to vote the shares of Stock. Shareholder is not a party to or bound by any agreement affecting or relating to Shareholder’s right to transfer (including any right of first refusal) or vote the shares, and Shareholder is not a party to any contract, agreement or understanding that obligates the Company to repurchase, redeem or otherwise acquire any shares of capital stock or other securities of the Company.

(j)

Required Consents.  No consent, approval, authorization, or action by any third party or governmental body is required in connection with the execution and delivery by Shareholder of this Agreement or the consummation by Shareholder of the transactions contemplated herein.

HNZW/513844_8.doc/4232-17

(k)

Absence of Other Claims.  No prior offer, issue, redemption, call, purchase, sale, merger, transfer, involvement in any transfer, negotiation or other transaction of any nature or kind with respect to any capital stock (including shares, offers, options, warrants, or debt convertible into shares, options or warrants) of the Company owned by Shareholder has given or may give rise to (a) any valid claim or action by any person (including, without limitation, any former or present holder of any of the shares of stock owned by Shareholder); or (b) and, to the knowledge of Shareholder, no fact or circumstance exists which could give rise to any such right, claim, action or interest on behalf of any person.

(l)

Litigation and Absence of Undisclosed Liabilities; Current Investigation.  There are no claims, charges, arbitrations, actions, suits, proceedings, or investigations pending or, to the knowledge of Shareholder, threatened against, relating to Shareholder, at law or in equity, or before or by any governmental body, which will prevent Shareholder from consummating the transactions contemplated by this Agreement.

(m)

Disclosure.  No representation or warranty or other statement made by Shareholder or the Company in this Agreement omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

(n)

Authority.

(i)

The Company has the right, legal capacity, full power and authority to enter into this Agreement and the other agreements contemplated herein to which the Company is a party (the “Company Transaction Agreements”) and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated herein and thereby.  This Agreement has been duly and validly executed and delivered by the Company.

(ii)

Neither the execution or delivery of this Agreement, nor the consummation or performance by the Company or Shareholder of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time or both):

(A)

violate the Articles of Incorporation, Bylaws or other governing documents of the Company;

 (B)

violate, contravene or conflict with any provisions of law or any order or legal requirement to which the Company or Shareholder is subject or by which the Company, Shareholder, the Stock or any of the properties or assets of the Company may be bound or give any governmental body or other person the right to challenge any of the contemplated transactions or to exercise any remedy or obtain any relief under, any order or legal requirement to which the Company, Shareholder, the Stock or any of the properties or assets of the Company may be subject, except as would not, individually or in the aggregate, result in a material adverse effect;

(o)

Personal Property.

(i)

Schedule 6.1(p)(i) sets forth a complete and accurate list and description of all the personal property that the Company owns, has agreed (or has an option) to purchase, sell or lease, or may be obligated to purchase, sell or lease.

HNZW/513844_8.doc/4232-17

(ii)

The Company (i) has good and valid title to all the personal and mixed, tangible and intangible properties and assets which it purports to own or which it uses in the conduct of its business (except for inventory); and (ii) owns such personal property free and clear of all liens of any nature whatsoever, including any mortgages, leases, chattel mortgages, conditional sales contracts, collateral, security arrangements and other title or interest retention arrangements.  All properties and assets of the Company are in the possession of the Company.

(p)

Leases. Schedule 6.1(q) contains a complete and accurate list of all leases pursuant to which the Company leases personal property from others.  The Company has made available to Purchaser true, correct and complete copies of such leases.

(q)

Contractual Obligations.

(i)

Schedule 6.1(r)(i) sets forth a true, correct, and complete list of all Contracts.

(ii)

Each Contract is in full force and effect and there are not now any existing defaults or events of default, real or claimed with respect to the Company and the other parties thereto, or events which with notice or lapse of time or both would constitute defaults, the consequence of which, severally or in the aggregate, would have a material adverse effect on the Company.  The Contracts are valid and enforceable in accordance with their respective terms with respect to the Company and, to the Company’s knowledge, each other party thereto, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and to the exercise of judicial discretion in accordance with general equitable principles.  There exists no actual or, to the Company’s knowledge, threatened, termination, cancellation, or limitation of, or any amendment, modification, or change to, any Contract that would have a material adverse effect on the company.  The Company has made available to Purchaser true, correct and complete copies of all Contracts.

(r)

Indebtedness.  Schedule 6.1(s) sets forth a true, correct and complete list and description of all instruments or other documents relating to any direct or indirect indebtedness for borrowed money of the Company, as well as indebtedness by way of lease-purchase arrangements, guarantees, undertakings on which others rely in extending credit and all conditional sales contracts, chattel mortgages and other security arrangements with respect to personal property used or owned by the Company. The Company has made available to Purchaser a true, correct and complete copy of each of the items required to be listed on Schedule 6.1(s).

(s)

Licenses and Permits.  Schedule 6.1(t) contains a complete and accurate list of each license and permit that is held by the Company.

HNZW/513844_8.doc/4232-17

(t)

Taxes.  The Company has timely filed, and as of the Closing Date will have timely filed, all federal income tax returns, and all material state, county and local income, franchise, property, sales, use, and other tax returns relating to the Company required to be filed on or prior to the Closing Date, and such returns are and will be true and correct in all material respects.  The Company has paid, or by the Closing Date will have paid, all federal, state, county and local income, franchise, property, sales, use and all other taxes and assessments (including penalties and interest in respect thereof, if any) that have become or are due with respect to the Company regarding any period ended on or prior to the Closing Date whether shown on such returns or not.  No tax liens have been filed against the properties or assets of the Company or the Facility and, to the knowledge of the Company, no claim for any additional tax or assessment is being asserted against the Company in connection therewith by any taxing authority.  All taxes required to be withheld on or prior to the Closing Date from employees of the Company for income taxes, social security taxes and other employment taxes have been properly withheld, in all material respects, and, if required on or prior to the Closing Date, have been deposited with the appropriate governmental body.

(u)

Financial Statements.  Schedule 6.1(v) contains the compiled balance sheets and statements of income of the Company as of December 31, 2014, and the compiled balance sheet of the Company as of December 31, 2014, and the related statement of income for the period then ended (collectively, the “Financial Statements”).  The Financial Statements are, in all material respects, true, correct and complete and present fairly the financial position of the Company as of the dates thereof, and the related results of its operations for the years then ended.  The compiled balance sheet as of _____________, 2015 (the “Interim Balance Sheet Date”) included in the Financial Statements is referred to herein as the “Interim Balance Sheet.” The Financial Statements are compilations that have been prepared on an income tax basis of accounting in accordance with the books and records of the Company, applied on a consistent basis throughout the periods indicated, except that the Interim Balance Sheet is subject to normal year-end adjustments.

(v)

No Undisclosed Liabilities.  Except as and to the extent reflected and adequately reserved against in the Interim Balance Sheet, liabilities and obligations incurred by the Company in the ordinary course of business, the Company had no material liability or obligation whatsoever, whether accrued, absolute, contingent or otherwise.

(w)

Employees; Labor Matters.

(i)

Schedule 6.1(x) sets forth the names and current compensation (broken down by category, e.g., salary, bonus, commission) of all employees of the Company, together with the date and amount of the last increase in compensation for each such person.

HNZW/513844_8.doc/4232-17

(ii)

To the Company’s knowledge, each foreign national employee of the Company is authorized to be present and employed in the United States.  The Company is in compliance in all material respects with all Laws, Orders, and Legal Requirements relating to the regulation of foreign nationals in the United States including, without limitation, those items relating to the employment and compensation of foreign nationals in the United States.  Moreover, there are no unresolved past, pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, proceedings, investigations, obligations, liabilities, losses, decrees, judgments, penalties, fines, fees, demands, demand letters, orders, directives, claims, or notices of noncompliance or violation relating in any way to the Company or its operations in connection with the Company’s employment of foreign nationals.  As used herein, the term “foreign national” means a person who is not a citizen of the United States of America.

(iii)

The Company, within the last three (3) years, has not experienced any slowdown, work interruption, strike, or work stoppage.  The Company is not a party to and has no obligation pursuant to, any oral or written agreement, collective bargaining or otherwise, with any party regarding the rates of pay or working conditions of any of its employees nor is the Company obligated under any agreement to recognize or bargain with any labor organization or union on behalf of such employees.  Neither the Company, nor any member of the governing body of the Company, nor any of the Company’s officers or employees, has been charged or threatened in writing with the charge of any unfair labor practice.  The Company is in compliance in all material respects with all applicable legal requirements concerning the employer-employee relationship in respect of its employees.  The Company has paid, or will pay in a timely manner, any wages, bonuses, or commissions required to be paid to its employees for all services performed by them to the Closing Date.  The Company does not have any employment contract, consulting agreement (other than the management agreement between Fairfield Home, LLC, the tenant of the Facility, and Laurel Baye Healthcare, LLC, to provide management for the Facility, the “Management Agreement”), termination or severance agreement, salary continuation agreement, change of control agreement or any other contract or other agreement, including offers for any of the above, respecting the terms and conditions of employment or payment of compensation to any current or former employee or other service provider of the Company.  To the knowledge of the Company, no employee of the Company is a party to, or is otherwise bound by, any contract, agreement or arrangement between such employee and any other person that in any way adversely affects or will affect the performance of such Person’s duties as an employee of the Company.

(iv)

Schedule 6.1(dd)(x) sets forth the name and title of each director and officer of the Company.  The sole director of the Company receives compensation from the Company for services as a director or officer of the Company.

(v)

All persons classified by the Company as independent contractors have been properly classified in accordance with all applicable legal requirements and no such person is eligible to participate in any Company benefit plan or would be eligible to participate if the Company’s classification of such person as an independent contractor is subsequently determined to be incorrect.  The Company has not received in writing a claim from any governmental body to the effect that the Company has improperly classified any person as an independent contractor, nor to the knowledge of the Company has any such claim been threatened.

HNZW/513844_8.doc/4232-17

(x)

Employee Benefits.

(i)

All Company benefit plans are listed on Schedule 6.1(y).   The Company does not maintain, nor in the last five (5) years has it maintained or contributed to, any Company benefit plan.  Each Company benefit plan has been administered in compliance in all material respects with the applicable provisions of ERISA, the Tax Code and other applicable Governmental Regulations.  Each Company benefit plan which is intended to be qualified within the meaning of the Tax Code §401(a) is so qualified and has received a determination, opinion or advisory letter from the Internal Revenue Service upon which it may rely regarding its qualified status and nothing has occurred, whether by action or failure to act, that could cause the loss of such qualification.  No Company benefit plan is or has ever been subject to Title IV of ERISA, Section 412 of the Tax Code or Section 302 of ERISA, and neither Shareholder nor any ERISA Affiliate have incurred any liability under Title IV of ERISA.  No Company benefit plan provides or promises to provide employee welfare benefits (as defined in ERISA §3(1)) to any current or former employee or his or her family members beyond termination of service or retirement, other than coverage mandated by law.  To the Company’s knowledge, there have been no prohibited transactions or other fiduciary breaches with respect to any Company benefit plan.  No action or investigation with respect to any Company benefit plan or any trustees or fiduciaries thereof (other than routine claims for benefits) is pending or, to the Company’s knowledge, threatened and no completed action or investigation has resulted in the imposition of any tax or penalty.  Each “nonqualified deferred compensation plan” subject to the Tax Code §409A is either exempt from coverage by the Tax Code §409A or complies with the Tax Code §409A and has been operated and timely amended since January 1, 2005 in good faith compliance with the Tax Code §409A and all applicable guidance issued thereunder.

(ii)

The Company has never been a member of an affiliated service group under the Tax Code Section 414(m) and is not a party to an employee leasing arrangement covered by the Tax Code Section 414(n).

(iii)

The Company has made available to Purchaser:  (i) copies of all material documents setting forth the terms of each Company benefit plan, including all amendments thereto and all related trust documents; (ii) the three most recent annual reports (Form Series 5500), if any, required under ERISA or the Tax Code in connection with each Company benefit plan; (iii) the most recent summary plan description, if any, required under ERISA with respect to each Company benefit plan; (iv) all material written contracts, instruments or agreements relating to each Company benefit plan, including administrative service agreements and group insurance contracts; (v) the most recent IRS determination or opinion letter issued with respect to each Company benefit plan intended to be qualified under Section 401(a) of the Tax Code; (vi) all documents relating to any governmental audit of a Company benefit plan; and (vii) all filings under the IRS’ Employee Plans Compliance Resolution System Program or any of its predecessors or the U.S. Department of Labor Delinquent Filer Program or Voluntary Fiduciary Correction Program.

HNZW/513844_8.doc/4232-17

(iv)

All payments required by each Company benefit plan with respect to all prior periods have been made or provided for by the Company in accordance with the provisions of the Company benefit plan, applicable law and generally accepted accounting principles.  The consummation of the transactions described herein (i) will not cause Purchaser or any of its ERISA Affiliates to incur or suffer any liability, contingent or otherwise, relating to any Company benefit plan, and (ii) will not cause, alone or in combination with other events, the acceleration of payment of vesting of any benefit under a Company benefit plan.

(y)

Insurance Policies.  Schedule 6.1(z) sets forth a complete and accurate list and description of all insurance policies in force naming the Company, or any employees thereof in their capacity as such, as an insured or beneficiary or as a loss payable payee, or for which the Company has paid or is obligated to pay all or part of the premiums.  The Company has not received notice of any pending or threatened termination or premium increase (retroactive or otherwise) with respect thereto, and the Company is in material compliance with all conditions contained therein.  There have been no lapses (whether cured or not) in the coverage provided under the insurance policies, during the term of such policies, as extended or renewed.  The Company has made available to Purchaser true, correct and complete copies of each of the policies required to be listed on Schedule 6.1(z).

6.2

Knowledge Defined.  All references in this Agreement to “the Company’s knowledge” or words of similar import shall refer to the actual knowledge of Janis M. Tilford.

6.3

Survival.  The representations and warranties made in this Agreement by the Company shall be continuing and shall be deemed remade as of the Closing Date, with the same force and effect as if made on, and as of, such date, subject to the Company’s right to update such representations and warranties by written notice to Purchaser prior to the Closing Date.  All representations and warranties made in this Agreement by the Company and Shareholder shall survive the Closing for a period of two (2) years.  Purchaser must notify the Company and Shareholder of any alleged breach of any representation on or before the day preceding the second anniversary of the Closing Date, and no action or proceeding may be commenced against the Company for any breach of any representation or warranty after the day preceding the second anniversary of the Closing Date.

HNZW/513844_8.doc/4232-17

6.4

AS-IS.

  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, SHAREHOLDER AND THE COMPANY HAVE NOT MADE, AND PURCHASER HAS NOT RELIED UPON, ANY INFORMATION, PROMISE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, REGARDING THE COMPANY OR THE FACILITY, INCLUDING, WITHOUT LIMITATION, ANY INFORMATION, PROMISE, REPRESENTATION OR WARRANTY REGARDING THE PHYSICAL CONDITION OR VALUE OF THE FACILITY, TITLE TO OR THE BOUNDARIES OF ANY OF THE REAL PROPERTY, PEST CONTROL MATTERS, SOIL CONDITIONS, THE PRESENCE, EXISTENCE OR ABSENCE OF HAZARDOUS SUBSTANCES, TOXIC SUBSTANCES OR OTHER ENVIRONMENTAL MATTERS, COMPLIANCE WITH BUILDING, HEALTH, SAFETY, LAND USE AND ZONING LAWS, REGULATIONS AND ORDERS, STRUCTURAL AND OTHER ENGINEERING CHARACTERISTICS, TRAFFIC PATTERNS, MARKET DATA, ECONOMIC CONDITIONS OR PROJECTIONS, AND ANY OTHER INFORMATION PERTAINING TO THE FACILITY OR THE MARKET AND PHYSICAL ENVIRONMENT IN WHICH IT MAY BE LOCATED AND SELLER EXPRESSLY DISCLAIMS ALL WARRANTIES RELEVANT TO THE COMPANY OR THE FACILITY, EITHER EXPRESS OR IMPLIED, INCLUDING MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND SUITABILITY FOR ITS INTENDED USE.  PURCHASER ACKNOWLEDGES THAT (A) PURCHASER IS A SOPHISTICATED OWNER OF FACILITY SIMILAR TO THE FACILITY, (B) PURCHASER HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON ITS OWN INVESTIGATION OR THAT OF THIRD PARTIES WITH RESPECT TO THE PHYSICAL, ENVIRONMENTAL, ECONOMIC AND LEGAL CONDITION OF THE COMPANY AND THE FACILITY AND (C) PURCHASER IS NOT RELYING UPON ANY STATEMENTS, REPRESENTATIONS OR WARRANTIES OF ANY KIND, AND IS ACQUIRING THE FACILITY IN “AS IS, WHERE IS” CONDITION, EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT.

ARTICLE 7
REPRESENTATIONS AND WARRANTIES OF PURCHASER

7.1

Representations of Purchaser.  To induce the Company and Shareholder to enter in this Agreement, Purchaser represents and warrants to the Company and Shareholder as follows:

(a)

Status and Authority of Purchaser.  Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of its state of formation, and has all requisite power and authority under the laws of such state and its charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby.

(b)

Action of Purchaser, Etc.  Purchaser has taken (or will have taken prior to Closing) all necessary action to authorize the execution, delivery and performance of this Agreement and upon the execution and delivery of this Agreement and/or any document to be delivered by Purchaser hereunder or thereunder, this Agreement and such documents shall

HNZW/513844_8.doc/4232-17

constitute the valid and binding obligations and agreements of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

(c)

Purchase of Unregistered Stock.  Purchaser specifically warrants, acknowledges and agrees that (i)  the Stock is being purchased for Purchaser’s sole and exclusive use, and not with an eye to resale or further transfer of the Stock; (ii) Purchaser is knowledgeable and sophisticated in the business of the Company and is not relying upon any expertise or representation of the Shareholder; (iii) Purchaser was not solicited nor did Purchaser learn of the availability of the Stock for purchase through any broker or any public or published solicitation or offer; (iv) Purchaser intends to manage and operate the Company and is not looking to the efforts of the Shareholder or any third party; (v) Purchaser has had access to all books, records and information with respect to the Company as Purchaser has deemed necessary or relevant in determining the value and worth of the Stock, and is not relying upon any representation (other than as expressly set forth herein) of Shareholder or anyone acting for or on behalf of Shareholder; and (vi) the Stock has not been registered for sale under, pursuant to or with respect to any offering, public or private, and accordingly all certificates evidencing or representing the Stock or any shares thereof will and must bear the following language, to wit:

"The shares represented by this certificate were issued by the corporation pursuant to exemptions from registration under both federal and South Carolina securities laws, rules and regulations.  Such exemptions may prohibit certain transfers of these shares.  Therefore, none of the shares (nor any interest in such shares) may be transferred in any manner whatsoever (either voluntarily or involuntarily, directly or indirectly, by pledge, sale, gift, levy, or any other attempted method of transfer) without the prior written consent of the shareholder(s) of the corporation that such transfer is permitted, or the prior written opinion of an attorney licensed to practice law in South Carolina who was appointed in writing by the shareholder(s) of the corporation to render such opinion, that such transfer is permitted."

(d)

No Violations of Agreements.  Neither the execution, delivery or performance of this Agreement by Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the property or assets of Purchaser pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Purchaser is bound.

(e)

Litigation.  No investigation, action or proceeding is pending and, to Purchaser’s knowledge, no action or proceeding is threatened and no investigation looking toward such an action or proceeding has begun, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto or thereto.

HNZW/513844_8.doc/4232-17

7.2

Survival.  The representations and warranties made in this Agreement by Purchaser shall be continuing and shall be deemed remade as of the Closing Date, with the same force and effect as if made on, and as of, such date.  All representations and warranties made in this Agreement by Purchaser shall survive the Closing for a period of two (2) years.  The Company or Shareholder must notify Purchaser of any alleged breach of any representation on or before the day preceding the second anniversary of the Closing Date, and no action or proceeding may be commenced against Purchaser for any breach of any representation or warranty after the day preceding the second anniversary of the Closing Date.

ARTICLE 8
COVENANTS

8.1

Covenants.  The Company and Shareholder hereby covenant with Purchaser between the Effective Date and the Closing Date as follows:

(a)

Material Agreements.  Not to enter into, modify, amend or terminate any material agreement which would encumber or be binding upon the Company from and after the Closing Date, without in each instance obtaining the prior written consent of Purchaser, which consent may be withheld in Purchaser’s sole and absolute discretion.

(b)

Ownership of Facility.  To continue to own the Facility in a good and businesslike fashion consistent with past practices; provided, however, notwithstanding anything to the contrary contained in this Article 8 or elsewhere in this Agreement, it is expressly understood and agreed that the Company shall not have any obligation to make any capital expenditure with respect to the Facility.

ARTICLE 9
APPORTIONMENTS

9.1

Apportionments.

(a)

Prorations.  The following items for the Company and the Real Property shall be apportioned at the Closing as of 11:59 p.m. on the day immediately preceding the Closing Date:

(i)

real estate taxes and assessments other than special assessments, based on the rates and assessed valuation applicable in the fiscal year for which assessed;

(ii)

municipal assessments and governmental license and permit fees;

(iii)

amounts payable under financing or equipment leases affecting personal property; and

(iv)

all other items of income and expense normally apportioned in sales of similar properties.

HNZW/513844_8.doc/4232-17

If any of the foregoing cannot be apportioned at the Closing because of the unavailability of the amounts which are to be apportioned, such items shall be apportioned on the basis of a good faith estimate by the parties and reconciled as soon as practicable after the Closing Date but, in any event, no later than forty-five (45) days after the Closing Date.

(b)

Net Adjustments.  If a net amount is owed by the Company to Purchaser pursuant to this Section 9.1, such amount shall be credited against the Purchase Price.  If a net amount is owed by Purchaser to Shareholder pursuant to this Section 9.1, such amount shall be added to the Purchase Price.

(c)

Accounts and Cash On Hand.  All cash (“Cash”) on hand (including, without limitation, monies, checks received (whether deposited or to be deposited) and federal funds wire transfers and electronic wire transfers in transit or placed) on or before 11:59 p.m. on the day immediately preceding the Closing Date, and all accounts receivable (including, without limitation, unbilled work in progress) (“Accounts”) accruing on or before 11:59 p.m. on the day immediately preceding the Closing Date (the “Effective Time”) shall be the sole property of and belong to the Shareholder.  All Accounts accruing after 11:59 p.m. on the day immediately preceding the Closing Date shall be the sole property of and belong to the Purchaser.  Each of the parties agrees to provide reasonable assistance and at no cost to the other to assure timely payment to the party(ies) entitled thereto of all such Cash and Accounts, and that all funds so collected or received belonging to or for another party shall be received as trust funds and paid over as promptly as reasonably possible to the party(ies) entitled thereto, together with copies of all accountings and reports with respect thereto.  Payments received by Purchaser after the Effective Time with respect to the Facility from third party payors, such as the Medicare Program, the Medicaid Program, the Veteran’s Administration, or managed care companies or health maintenance organizations, shall be handled as follows:

(i)

If the accompanying remittance advice indicates, or if the parties agree, that the payments relate solely to periods prior to the Effective Time, then (A) in the event that such payments are received by Purchaser, Purchaser shall as promptly as reasonably possible pay over such payments to Shareholder (but in any event, not later than ten (10) business days following the receipt of such payment, and until so deposited, shall be held in trust for the benefit of Shareholder) and (B) in the event that such payments are received by Shareholder, Shareholder shall retain the payments.

(ii)

If the accompanying remittance advice indicates, or if the parties agree, that the payments relate solely to periods after the Effective Time, then (A) in the event that such payments are received by Purchaser, Purchaser shall retain the payments and (B) in the event that such payments are received by Shareholder, Shareholder shall promptly forward such payments to Purchaser (but in any event, not later than ten (10) business days following the receipt of such payment, and until so forwarded, shall be held in trust for the benefit of Purchaser);

HNZW/513844_8.doc/4232-17

(iii)

If the accompanying remittance advice indicates, or if the parties agree, that the payments relate to periods both prior to and after the Effective Time, then, (A) if such payment is received by Purchaser, Purchaser shall promptly pay the amount of such payment relating to periods prior to the Effective Time to Shareholder (but in any event, not later than ten (10) business days following the receipt of such payment), and (B) if such payment is received by Shareholder, Shareholder shall promptly pay the amount of such payment relating to periods following the Effective Time to Purchaser (but in any event, not later than ten (10) business days following the receipt of such payment).

(iv)

If the accompanying remittance advice does not indicate the period to which a payment relates or if there is no accompanying remittance advice and if the parties do not otherwise agree as to how to apply such payment, then any such payments received during the first ninety (90) days after the Effective Time shall be applied first to the payor’s pre-Effective Time balances and any remaining portion shall be applied to such payor’s post-Effective Time balance and any such payments received following the first ninety (90) days after the Effective Time shall be first applied to such payor’s post-Effective Time balances.

9.2

Closing Costs.

(a)

Purchaser’s Closing Costs.  Purchaser shall pay the following costs in connection with the consummation of the Closing: (i) the premium charges for title policies and all of the charges for any endorsements thereto and (ii) all other charges incurred by Purchaser in connection with this Agreement (including, without limitation, the fees and expenses of Purchaser’s attorneys and other consultants).

(b)

Shareholder’s Closing Costs. The Shareholder shall pay the following costs in connection with the consummation of the Closing: (i) all commissions owed to any broker in accordance with the terms of a separate agreement between the Company and/or Shareholder and such broker; and (ii) all other charges incurred by the Shareholder in connection with this Agreement (including, without limitation, the fees and expenses for the Shareholder’s attorneys and other consultants).

HNZW/513844_8.doc/4232-17

ARTICLE 10
DAMAGE TO OR CONDEMNATION OF PROPERTY

10.1

Casualty.  If, prior to the Closing, all or any material part of the Facility is destroyed or materially damaged by fire or other casualty, the Company shall promptly notify Purchaser of such fact.  In such event, Purchaser shall have the right to terminate this Agreement (in whole but not in part) by giving notice thereof to the Company not later than ten (10) days after receiving the Company’s notice (and, if necessary, the Closing Date shall be extended until the second Business Day after the expiration of such ten-day period).  If Purchaser elects to terminate this Agreement as aforesaid, this Agreement shall terminate and be of no further force and effect, the Deposit shall be returned to Purchaser, and no party shall have any rights or obligations hereunder.  If less than a material part of the Facility shall be affected or if Purchaser shall not elect to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and the Company shall assign to Purchaser at the Closing all of the Company’s right, title and interest in and to the proceeds, if any, under the Company’s insurance policies covering such property with respect to such damage or destruction and there shall be credited against the Purchase Price the amount of any applicable deductible.

10.2

Condemnation.  If, prior to the Closing, all or any material part of the Facility is taken by eminent domain (or becomes the subject of a pending taking which has not yet been consummated), the Company shall notify Purchaser of such fact promptly after obtaining knowledge thereof and Purchaser shall have the right to terminate this Agreement (in whole but not in part) by giving notice thereof to the Company not later than ten (10) days after the giving of the Company’s notice (and, if necessary, the Closing Date shall be extended until the second day after the expiration of such ten-day period).  If Purchaser elects to terminate this Agreement as aforesaid, whereupon, this Agreement shall terminate and be of no further force and effect, the Deposit shall be returned to Purchaser, and no party shall have any rights or obligations hereunder.  If less than a material part of the Facility shall be affected or if Purchaser shall not elect to terminate this Agreement as aforesaid, the sale of the Stock shall be consummated as herein provided without any adjustment to the Purchase Price (except to the extent of any condemnation award received by the Company prior to the Closing) and the Company shall assign to Purchaser at the Closing all of the Company’s right, title and interest in and to all awards, if any, for the taking, and Purchaser shall be entitled to receive and keep all awards for the taking of the Facility or portion thereof.

HNZW/513844_8.doc/4232-17

ARTICLE 11
INDEMNIFICATION AND DEFAULT

11.1

Indemnification.  The Shareholder hereby indemnifies and holds Purchaser harmless against and in respect of any and all liability, damage, loss, cost, and expenses arising out of or otherwise in respect of: (a) any misrepresentation, breach of warranty, or non-fulfillment of any agreement or covenant made by the Company and/or Shareholder in this Agreement; (b) the ownership of the Real Property and Facility prior to the Closing Date including, without limitation, all liabilities of the Company required to be paid at Closing pursuant to Section 4.9 hereof; (c) any and all actions, suits, proceedings, audits, judgments, costs, and legal and other expenses incident to any of the foregoing or to the enforcement of this Section 11.1.

11.2

Purchaser’s Indemnification.  Purchaser hereby defends, indemnifies and holds the Company and Shareholder harmless against and in respect of any and all liability, damage, loss, cost, and expenses arising out of or otherwise in respect of: (a) any misrepresentation or breach of warranty contained in this Agreement; (b) the ownership of the Real Property and Facility on and after the Closing Date; (c) any and all actions, suits, proceedings, audits, judgments, costs, and legal and other expenses incident to any of the foregoing or to the enforcement of this Section 11.2.

11.3

Default by the Company or Shareholder.  If, on or prior to the Closing, the Company or Shareholder shall have made any representation or warranty herein which shall be untrue or misleading in any material respect, or if the Company or Shareholder shall fail to perform any of the material covenants and agreements contained herein to be performed by the Company or Shareholder, Purchaser may, as its sole and exclusive remedy at law or in equity, elect to either (a) terminate this Agreement and receive the Deposit or (b) pursue a suit for specific performance.

11.4

Default by Purchaser.  If, on or prior to Closing, Purchaser shall have made any representation or warranty herein which shall be untrue or misleading in any material respect, or if Purchaser shall fail to perform any of the covenants and agreements contained herein to be performed by it, the Company or Shareholder, as their sole and exclusive remedy at law or in equity, may terminate this Agreement and receive the Deposit.

ARTICLE 12
MISCELLANEOUS

12.1

Brokers.  Except as disclosed on Schedule 12.1 hereto neither party has dealt with any broker, finder or like agent in connection with this Agreement or the transactions contemplated hereby.  Each party shall indemnify, defend and hold harmless the other parties from and against any loss, liability or expense, including, without limitation, reasonable attorneys’ fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any other broker, finder or like agent, if such claim or claims are based in whole or in part on dealings with the indemnifying party.

HNZW/513844_8.doc/4232-17

12.2

Notices.

(a)

Form of Notices.  Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement may be given by the attorneys of the parties and shall be deemed adequately given if in writing.  All such notices shall be delivered either in hand, by facsimile with written confirmation of transmission, by electronic mail (email) or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).  Timing of Notices.  All notices shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.  For purposes of any notice given by facsimile, the date of receipt shall be the date of transmission (as confirmed by electronic confirmation of transmission generated by the sender’s machine).

(b)

Notice Addresses.  All such notices shall be addressed,

If to the Company,

or Shareholder to:

Tilford, Inc.

1709 Mill Street

Camden, S.C. 29020

Attn: Janis M. Tilford

Email: jmpbt@bellsouth.net

with a copy to:

Donald W. Tyler, Esq

Tyler, Cassell, Jackson, Peace & Silver, LLC

1331 Elmwood Avenue, Suite 300

Post Office Box 11656 (postal zip code 29211-1656)

Columbia, S.C. 29201

Email: dtyler@tcjps.com

And with a copy to:

Austin M. Sheheen, Jr.

Sheheen, Hancock & Godwin, LLP

1011 Fair Street
Post Office Drawer 428
Camden, SC 29021

Email: ASheheen@shgcpa.com

If to Purchaser, to:

TNH Acquisition, LLC

Two Buckhead Plaza

3050 Peachtree Street, NW, Suite 355

Atlanta, Georgia 30339

Attn: Christopher F. Brogdon

Email: cfbrogdon@winterhavenhomesinc.com

HNZW/513844_8.doc/4232-17

with a copy to:

Gregory P. Youra, Esq.
Holt Ney Zatcoff & Wasserman, LLP
100 Galleria Pkwy, Suite 1800
Atlanta, Georgia 30339
Facsimile:  (770) 956-1490

Email: gyoura@hnzw.com

If to Escrow Agent, to:

Gregory D. Hughes, Esq.
Suite 570 South

2300 Windy Ridge Parkway

Atlanta, Georgia 30339
Facsimile No.:  (770) 955-0049

Email: ghughes@hughesandwhite.com

(c)

Change of Notice Addresses.  By notice given as herein provided, the parties hereto shall have the right from time to time and at any time to change their respective addresses to any other address within the United States of America effective upon receipt by the other parties of such notice.

12.3

Waivers.  Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party’s right at a later time to enforce or require performance of such provision or any other provision hereof.

12.4

Amendments.  This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

12.5

Assignment; Successors and Assigns.  This Agreement and all rights and obligations hereunder shall not be assignable by Purchaser without the prior written consent of the Company, except that Purchaser may assign this Agreement to an affiliated entity upon not less than three (3) Business Days’ prior notice to the Company.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.  This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons or entities.

HNZW/513844_8.doc/4232-17

12.6

Severability.  If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

12.7

Counterparts, Etc.  This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Any such counterparts or signatures may be delivered by facsimile or e-mail (in .pdf format), and any counterparts or signatures so delivered shall be deemed an original counterpart or signature for all purposes related to this Agreement.

12.8

Integration.  This Agreement and the documents referenced herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

12.9

Attorneys’ Fees.  Notwithstanding anything contained herein to the contrary, if any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party’s costs and expenses, including reasonable attorneys’ fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

12.10

Section and Other Headings.  The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

12.11

No Presumption Against Drafter.  This Agreement has been extensively negotiated between the Company and Purchaser and none of the provisions set forth herein shall be construed narrowly against either party on the account of the fact that such party (or its attorney) drafted such provision.

12.12

Time of Essence.  Time shall be of the essence with respect to the performance of each and every covenant and obligation, and the giving of all notices, under this Agreement.

HNZW/513844_8.doc/4232-17

12.13

Performance on Business Days.  In the event the date on which performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.

12.14

Governing Law.  This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the State of South Carolina.

12.15

Survival.  The provisions of this Article 12 shall survive the Closing hereunder.

[Signatures on Following Page]

HNZW/513844_8.doc/4232-17

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

THE COMPANY:

TILFORD, INC.,

a South Carolina corporation

By:

___________________________

Name:

Janis M. Tilford

Title:

President

SHAREHOLDER:

_________________________________

Janis M. Tilford

PURCHASER:

TNH Acquisition, LLC,
a Georgia limited liability company

By:_____________________________

Name: Christopher F. Brogdon

Title: Manager

HNZW/513844_8.doc/4232-17

EXHIBIT “A”

SHAREHOLDER	NUMBER OF SHARES OWNED	OWNERSHIP PERCENTAGE
Janis M. Tilford	__________	100.0%

HNZW/513844_8.doc/4232-17

EXHIBIT “B”

LEGAL DESCRIPTION

HNZW/513844_8.doc/4232-17

EXHIBIT “C”

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (hereinafter referred to as “Escrow Agreement”) is made and entered into as of ______________ ___, 2015 (the “Effective Date”) by and among (i) the JANIS M. TILFORD (the “Shareholder”), (ii) TILFORD, INC., a South Carolina corporation (the “Company”) (iii) TNH ACQUISITION, LLC, a Georgia limited liability company (“Purchaser”) and (iv) GREGORY D. HUGHES, ESQUIRE, (hereinafter referred to as “Escrow Agent”).

WHEREAS, Seller and Purchaser have entered into a Stock Purchase Agreement (“Stock Purchase Agreement”) dated as of _____________, 2015 for the purchase and sale of all issued and outstanding share of stock of the Company, the sole asset of which consists of a skilled nursing Facility located at 117 Bellefield Road, Ridgeway, South Carolina 29130 consisting of 68 licensed beds and 44 licensed beds; and

WHEREAS, Purchaser and Seller desire to have Escrow Agent hold certain earnest money funds in escrow as required under the Stock Purchase Agreement pursuant to the terms hereof;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereto covenant and agree as follows:

Seller and Purchaser hereby appoint Hughes, Gregory D. Hughes, Esq.  as Escrow Agent hereunder.

Purchaser has, or will, deposit and deliver to Escrow Agent a wire transfer in the amount of Fifty Thousand and NO/100 Dollars ($50,000.00) (the “Earnest Money”) representing the Earnest Money due under the Stock Purchase Agreement.  Additional monies may be deposited with Escrow Agent as may be provided in the Stock Purchase Agreement, all of which are to be held and disbursed as provided herein.

Escrow Agent agrees to deposit the funds in a non-interest bearing Georgia IOLTA  attorney’s escrow account and to hold and disburse the funds as herein provided.  Notwithstanding anything to the contrary contained in the Stock Purchase Agreement, the undersigned hereby agree that the disposition of the Earnest Money shall be solely governed by this Escrow Agreement.

Upon written notification from Purchaser and Seller that the contemplated sale is to be consummated, or in the alternative, that the contemplated sale shall not take place, Escrow Agent shall deliver the Earnest Money as jointly instructed by the parties, assuming said written instructions are mutually compatible.  In the event of a dispute between any of the parties hereto sufficient in the sole discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hands held under the terms of this Escrow Agreement, together with such legal pleadings as it deems appropriate, and thereupon be discharged.  Escrow Agent shall be fully indemnified by the parties hereto for all his expenses, costs, and attorney's fees incurred in

HNZW/513844_8.doc/4232-17

connection with any interpleader action which Escrow Agent may file, in its sole discretion, to resolve any dispute as to the Deposit, or which may be filed against the Escrow Agent.  Escrow Agent's estimate of such costs, expenses or attorney's fees, may be deducted from the Deposit, and the parties hereby authorize and direct Escrow Agent to sever said estimate from the Deposit and acknowledge and agree that the interpleaded amount shall be the Deposit minus said estimate.  The undersigned parties hereby agree that upon a final judgment of any action with regard to a dispute as to the Deposit, Escrow Agent shall be reimbursed from the corpus of the amount interpleaded for any costs, expenses or attorney's fees in excess of the said severed and retained estimate, and will remit to the parties to the action any excess amount remaining after payment of all Escrow Agent's costs, expenses and attorney's fees, in accordance with any directive contained within the final judgment.  The undersigned Purchaser and Seller hereby consent to the Superior Court of Cobb County, Georgia, as the venue for said interpleader action, or any other civil action with regard to this Agreement.

The parties hereto covenant and agree that in performing any of its duties under this Escrow Agreement, Escrow Agent shall not be liable for any loss, costs or damage which it may incur as a result of serving as Escrow Agent hereunder, except for any loss, costs or damage arising out of its sole default or negligence.

Accordingly, Escrow Agent shall not incur any liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel given with respect to any questions relating to its duties and responsibilities or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice of instruction provided in this Escrow Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Escrow Agreement.  Escrow Agent shall not incur any liability for any loss or fund due to bank or other depository failure, suspension or cessation of business or any action or inaction on the part of the bank or other depository.  Escrow Agent is specifically authorized to refuse to act except upon the written instructions of Purchaser and Seller.

Purchaser and Seller hereby agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including without limitation, cost of investigation and attorneys’ fees and disbursements which may be imposed upon or incurred by Escrow Agent in connection with its serving as Escrow Agent hereunder.

If Purchaser should subsequently deliver any additional Earnest Money to Escrow Agent in connection with the sale contemplated by this Escrow Agreement, Escrow Agent shall hold such additional Earnest Money under the terms of this Escrow Agreement, unless instructed otherwise in writing by the parties.

[Signatures are set forth on the immediately following page.]

HNZW/513844_8.doc/4232-17

IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed as of the day and year first above written.

THE COMPANY:

TILFORD, INC.,

a South Carolina corporation

By:

___________________________

Name:

___________________________

Title:

___________________________

SHAREHOLDER:

_________________________________

Janis M. Tilford

PURCHASER:

TNH ACQUISITION, LLC,
a Georgia limited liability company

By:_____________________________

Name: Christopher F. Brogdon

Title: Manager

ESCROW AGENT:

_________________________________

Gregory D. Hughes, Esq.

Date:_____________________________

HNZW/513844_8.doc/4232-17

EXHIBIT “D”

STOCK TRANSFER POWER

For value received, _______________, an individual resident of the State of ____________, does hereby sell, assign and transfer unto Global Acquisition, LLC, a Georgia limited liability company, ____________ (____) shares of stock of Tilford, Inc., a South Carolina corporation (the “Company”), standing in its name on the books of said Company represented by Certificate No. __,  and does hereby irrevocably Constitute and appoint _______________________ as the undersigned’s true and lawful attorney with full powers of substitution, to sell, assign and transfer said stock on the books of the Company and for that purpose to make and execute all necessary acts of assignment and transfer thereof.

Dated this __ day of ___________, 2015.

Shareholder:

 ____________________________

HNZW/513844_8.doc/4232-17

SCHEDULE 12.1

BROKERS

HNZW/513844_8.doc/4232-17